Exhibit 99.1

Contacts:
Investors:
Dean Schorno
Genomic Health
650-569-2281
investors@genomichealth.com	www.genomichealth.com

Media:

Emily Faucette

Genomic Health

650-569-2824

media@genomichealth.com

Genomic Health Announces Year-End 2011 Financial Results, Provides 2012 Financial Outlook

— Full-Year Product Revenue Increased 17 Percent Compared with 2010 —

— Delivered Net Income of $7.8 Million —

— Launched Oncotype DX® DCIS Score and MMR Testing —

— Conference Call Today at 4:30 p.m. ET —

REDWOOD CITY, Calif., February 6, 2012 — Genomic Health, Inc. (Nasdaq: GHDX) today reported financial results and business progress for the year ended December 31, 2011.

Total revenue for the year ended December 31, 2011 increased to $206.1 million, compared with $178.1 million in 2010, an increase of 16 percent.  Product revenue was $204.8 million, compared with $174.9 million in 2010, an increase of 17 percent.  Contract revenue comprised the balance of total revenue for each of these periods.

Net income was $7.8 million for the year ended December 31, 2011, compared with $4.3 million in 2010. Basic and diluted net income per share applicable to common stockholders was $0.27 and $0.26, respectively in 2011, compared with $0.15 and $0.14 per share, respectively, in 2010.

Total revenue for the fourth quarter of 2011 increased to $53.4 million, compared with $47.1 million in the fourth quarter of 2010.  Product revenue was $53.2 million in the fourth quarter of 2011, compared with $46.3 million for the fourth quarter of 2010, an increase of 15 percent.  Net income in the fourth quarter of 2011 was $2.6 million, compared with $1.7 million in the fourth quarter of 2010.  Basic and diluted net income per share applicable to common stockholders was $0.09 and $0.08, respectively, for the fourth quarter of 2011, compared with $0.06 per share in the fourth quarter of 2010.

“In 2011, we increased our financial strength and generated $7.8 million in profit while making important progress across our commercial and pipeline programs,” said Kim Popovits, President and Chief Executive Officer of Genomic Health.  “As we look ahead, we remain focused on providing solutions that deliver better outcomes for cancer patients worldwide by continuing to expand our Oncotype DX® services to include prostate cancer and by accelerating the development of next generation genomic and genetic services.”

In a separate press release issued today the company announced plans to establish a wholly owned genetics subsidiary with the intention of making clinically relevant genetic information available to physicians and patients beginning in 2013.  Genomic Health plans to invest up to $20 million in the new subsidiary over the next two years and has incorporated this into its 2012 financial outlook provided below.

Additional Year-End and Fourth Quarter 2011 Financial Results

Total operating expenses for the year ended December 31, 2011 were $197.9 million, including cost of product revenues of $33.8 million, compared with total operating expenses for the comparable period in 2010 of $174.2 million, including cost of product revenues of $34.6 million. Included in operating expenses for the year ended December 31, 2011 were non-cash charges of $19.0 million, including $11.7 million of stock-based compensation expense and $7.3 million of depreciation and amortization expenses, compared with non-cash charges for the same period in 2010 of $17.5 million, including $10.3 million of stock-based compensation expense and $7.2 million of depreciation and amortization expenses.

Cash and cash equivalents and short-term investments at December 31, 2011 were $100.5 million, compared with $76.8 million at December 31, 2010, an increase of $23.7 million.

Total operating expenses for the fourth quarter of 2011 were $50.7 million, including cost of product revenues of $7.4 million, compared with total operating expenses for the comparable period in 2010 of $45.8 million, including cost of product revenues of $8.7 million.  Included in operating expenses for the fourth quarter of 2011 were non-cash charges of $4.7 million, including $2.9 million of stock-based compensation expense and $1.8 million of depreciation and amortization expenses, compared with non-cash charges for the same period in 2010 of $4.2 million, including $2.3 million of stock-based compensation expense and $1.9 million of depreciation and amortization expenses.

More than 66,600 Oncotype DX test results were delivered for the year ended December 31, 2011, an increase of 16 percent, compared with more than 57,270 test results delivered in 2010.  In the fourth quarter of 2011, more than 17,080 Oncotype DX test results were delivered, an increase of 13 percent, compared with more than 15,180 test results delivered in the same period in 2010.

2012 Financial Outlook

The company is providing the following financial guidance for the full year ending December 31, 2012:

•                  Total revenue of $230 to $240 million

•                  Oncotype DX test results delivered of 75,000 to 77,000

•                  Full-year net income of $5 to $8 million before incremental loss of up to $8 million in new subsidiary

“In 2012, we plan to further strengthen our cancer genomics business by making key investments aimed at driving top-line revenue growth with positive cash from operations,” said Dean Schorno, Chief Financial Officer of Genomic Health.  “Over the next several years, we plan to aggressively invest in what we believe are significant opportunities presented by our growing worldwide business, the recent launch of our breast cancer DCIS Score, our prostate cancer program and next generation products.”

Recent Business Highlights:

Oncotype DX Breast Cancer Commercial Progress

•                  Began providing the Oncotype DX DCIS Score to physicians and patients worldwide.

•                  Established node-positive reimbursement for an additional eight million U.S. lives through policies or arrangements with BCBS Michigan, Tufts Associated Health Maintenance Organization, Presbyterian Health Plan, BCBS South Carolina HMO and Priority Health.

•                  Established Medicaid reimbursement for node-negative breast cancer in Minnesota, Michigan, Vermont and Oregon.

•                  The British Columbia Breast Tumour Group recommended the Ministry of Health begin paying for Oncotype DX for node-negative breast cancer patients in British Columbia, Canada.

•                  Secured reimbursement coverage with a leading German Sick fund for patients participating in a study conducted by the West German Study Group.

•                  NCIC researchers in Canada began enrolling node-positive patients in the NCI-sponsored RxPONDER trial, which requires the Oncotype DX Recurrence Score® for study entry.

•                  Established distribution agreements to provide Oncotype DX in Hungary, Romania and Peru.

Oncotype DX Colon Cancer Commercial Progress

•                  The Journal of Clinical Oncology published results from the landmark QUASAR clinical validation study, which demonstrated that the Oncotype DX colon cancer test predicts recurrence risk in stage II colon cancer patients following surgery.

•                  Began providing mismatch repair (MMR) testing for recurrence risk that allows physicians to identify the approximately 15 percent of stage II colon cancer patients with MMR-deficient tumors, who have low recurrence risk and thus may be more appropriately considered for observation following surgery.

•                  Presented results of the first clinical decision making study of the Oncotype DX colon cancer test at the Gastrointestinal (GI) Cancers Symposium, demonstrating a 29 percent change in treatment recommendations.

•                  Established reimbursement for an additional 3.8 million U.S. lives through policies or arrangements with Wellmark BCBS of Iowa, Wellmark BCBS of South Dakota, Wisconsin Physicians Service Insurance Corporation, Preferred One and AvMed.

Product Pipeline, Peer-Reviewed Publications and Medical Meeting Presentations

•                  Initiated large clinical validation study of prostate cancer test.

•                  Accelerated next generation sequencing (NGS) program in development to be used in clinical studies later this year.

•                  Presented 16 Oncotype DX studies at the San Antonio Breast Cancer Symposium (SABCS) in December, including:

o                Complete results from the study of Oncotype DX in patients with DCIS.

o                Multiple international studies on changing treatment decisions and/or cost effectiveness of Oncotype DX in the United Kingdom, Germany, France, Ireland, Israel, Canada, Hungary, Japan, Singapore, Australia, and Venezuela.

o                Positive results from the first clinical outcomes study for biomarker discovery using NGS for whole transcriptome profiling of fixed tumor specimens.

•                  Presented results from a large clinical study in prostate cancer at the Genitourinary (GU) Cancer Symposium evaluating the relationship of microRNAs, a novel class of biomarkers, to clinical outcomes for patients with early stage prostate cancer.

Conference Call Details

To access the live conference call on February 6 at 4:30 p.m. Eastern Time via phone, please dial (877) 303-7208 from the United States and Canada or +1(224) 357-2389 internationally.  Please dial in approximately ten minutes prior to the start of the call.  A telephone replay will be available beginning approximately two hours after the call through February 13, and may be accessed by dialing (855) 859-2056 from the United States and Canada or +1(404) 537-3406 internationally.  The replay passcode is 45978166.

To access the live and subsequently archived webcast of the conference call, go to the Investor Relations section of the company’s Web site at http://investor.genomichealth.com.  Please connect to the web site at least 15 minutes prior to the call to allow for any software download that may be necessary.

About Genomic Health

Genomic Health, Inc. (NASDAQ: GHDX) is a global cancer company focused on the development and commercialization of genomic-based clinical laboratory services that analyze the underlying biology of cancer allowing physicians and patients to make individualized treatment decisions.  Its lead product, the Oncotype DX® breast cancer test, has been shown to predict the likelihood of chemotherapy benefit as well as recurrence in invasive breast cancer and has been shown to the predict the likelihood of recurrence in ductal carcinoma in situ (DCIS).   In addition to this widely adopted test, Genomic Health provides the Oncotype DX colon cancer test, the first multigene expression test developed for the assessment of risk of recurrence in patients with stage II disease.  As of December 31, 2011, more than 10,000 physicians in over 65 countries had ordered more than 265,000 Oncotype DX tests.  Genomic Health has a robust pipeline focused on developing tests to optimize the treatment of prostate and renal cell cancers, as well as additional treatment decisions in breast and colon cancers.  The company is based in Redwood City, California with European headquarters in Geneva, Switzerland.  For more information, please visit, www.GenomicHealth.com.  To learn more about Oncotype DX tests, visit: www.OncotypeDX.com and www.mybreastcancertreatment.org.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the company’s 2011 fourth quarter and annual results; 2012 financial guidance, including the company’s expectations regarding the number of test results delivered, total revenue and net income before investments; our plans to focus on continuing to expand our Oncotype DX services and to accelerate our next generation product development, and the focus of new product development; our expectations regarding the business of a subsidiary to be formed; our belief regarding our ability to leverage our global infrastructure in cancer to integrate the human genome more broadly into medical practice; our plans to make investments aimed at driving top-line revenue growth with positive cash from operations; our plans to invest in our business and the amounts and areas of investments; the focus and attributes of the company’s product pipeline; the ability of the company to develop additional tests in the future; and the ability of any potential tests the company may develop to optimize cancer treatment. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the results of clinical and developmental studies; the applicability of clinical study results to actual outcomes; our ability to develop and commercialize new tests and the timing thereof; unanticipated costs or delays in research and development efforts; the applicability of initial next generation sequencing studies to future results; the risk that we may not obtain or maintain sufficient levels of reimbursement for our existing tests and any future tests we may develop, both domestically and abroad; our ability to compete against third parties; the risks and uncertainties associated with the regulation of our tests by the FDA and other agencies abroad; the results of our year end audit; and the other risks set forth in the company’s filings with the Securities and Exchange Commission, including the risks set forth in the company’s Quarterly Report on Form 10-Q for the period ended September 30, 2011. These forward- looking statements speak only as of the date hereof. Genomic Health disclaims any obligation to update these forward-looking statements.

NOTE: The Genomic Health logo, Oncotype, Oncotype DX, Recurrence Score, and DCIS Score are trademarks or registered trademarks of Genomic Health, Inc. All other trademarks and service marks are the property of their respective owners.

# # #

# # #

Genomic Health, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)

REVENUES:
Product revenues	$53,155	$46,317	$204,766	$174,870
Contract revenues	242	799	1,345	3,231
Total revenues	53,397	47,116	206,111	178,101

OPERATING EXPENSES:
Cost of product revenues	7,352	8,707	33,832	34,634
Research and development	10,282	9,272	39,864	33,225
Selling and marketing	22,393	18,536	83,613	71,405
General and administrative	10,638	9,278	40,543	34,913
Total operating expenses	50,665	45,793	197,852	174,177

Income from operations	2,732	1,323	8,259	3,924

Interest income	4	58	221	232
Other income (expense), net	(14)	(18)	(205)	(4)

Income before income taxes	2,722	1,363	8,275	4,152

Income tax expense (benefit)	163	(322)	429	(136)

Net income	$2,559	$1,685	$7,846	$4,288

Basic net income per share	$0.09	$0.06	$0.27	$0.15
Diluted net income per share	$0.08	$0.06	$0.26	$0.14

Shares used to compute basic net income per share	29,644	28,910	29,395	28,815
Shares used to compute diluted net income per share	31,062	29,763	30,754	29,653

Genomic Health, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	As of	As of
	December 31, 2011	December 31, 2010
	(Unaudited)	(Unaudited)
Cash and cash equivalents	$32,869	$31,183
Short-term investments	67,605	45,635
Accounts receivable, net	21,077	14,306
Prepaid expenses and other current assets	7,444	6,541
Total current assets	128,995	97,665

Property and equipment, net	9,443	10,345
Restricted cash	107	608
Other assets	4,453	2,243
Total assets	$142,998	$110,861

Accounts payable	$7,025	$3,968
Accrued expenses and other current liabilities	17,265	16,305
Deferred revenues	2,060	2,821
Other liabilities	1,289	1,657
Stockholders’ equity	115,359	86,110
Total liabilities and stockholders’ equity	$142,998	$110,861

The condensed consolidated balance sheet at December 31, 2010 has been derived from the audited consolidated financial statements at that date included in the Company’s Form 10-K for the fiscal year ended December 31, 2010.